Exhibit 23
                                                                      ----------



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement (No. 333-100180) of Northrop Grumman Corporation on Form S-8 of our report dated June 23, 2003, appearing in this annual report on Form 11-K of the Newport News Shipbuilding Inc. 401(k) Investment Plan for Salaried Employees for the year ended December 31, 2002.









/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP



Richmond, Virginia
June 23, 2003